     As filed with the Securities and Exchange Commission on July 16, 2008.
                                                      Registration No.333-139040

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            EQUITABLE FINANCIAL CORP.
             (exact name of registrant as specified in its charter)



              UNITED STATES                               14-1941649
              -------------                               ----------
      (State or other jurisdiction of          (IRS Employer Identification No.)
       incorporation or organization)

         113-115 NORTH LOCUST STREET
           GRAND ISLAND, NEBRASKA                            68801
           -----------------------                           -----
   (Address of Principal Executive Offices)               (Zip Code)


                            EQUITABLE FINANCIAL CORP.
                           2006 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full Title of the Plan)


                              RICHARD L. HARBAUGH
         CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                           EQUITABLE FINANCIAL CORP.
                          113-115 NORTH LOCUST STREET
                          GRAND ISLAND, NEBRASKA 68801
                          ----------------------------
            (Name, address, including zip code of agent of service)
                                 (308) 382-3136
                                 --------------
         (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                                 PAUL M. AGUGGIA
                                 AARON M. KASLOW
                                  SEAN P. KEHOE
                             KILPATRICK STOCKTON LLP
                               607 14TH STREET, NW
                             WASHINGTON, D.C. 20005
                                 (202) 508-5800

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1, filed by Equitable Financial Corp., (the "Company"), relates to the Registration Statement on Form S-8 (Registration Number 333-139040) filed by the Company on November 30, 2006 (the "Registration Statement") with the SEC pertaining to 226,208 shares of common stock, par value $0.01 per share, that may be issued as awards under the Equitable Financial Corp. 2006 Equity Incentive Plan.

         On June 3, 2008, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Island, Nebraska on July 15, 2008.

                                  EQUITABLE FINANCIAL CORP.



                                 By:  /s/ Richard L. Harbaugh
                                      ------------------------------------------
                                      Richard L. Harbaugh
                                      Chairman of the Board, President and Chief
                                      Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                                      Title                                      Date
        ----                                      -----                                      ----
/s/ Richard L. Harbaugh                     President, Chief Executive Officer,          July 15, 2008
------------------------------------        and Chairman of the Board
Richard L. Harbaugh                         (principal executive officer)


/s/ Kim E. Marco                            Executive President and Chief Financial      July 15, 2008
------------------------------------        Officer
Kim E. Marco                                (principal accounting and financial officer)


                                            Director                                     July ___, 2008
------------------------------------
Vincent J. Dugan


                                            Director                                     July ___, 2008
------------------------------------
Thomas E. Gdowski


             *                              Director
------------------------------------
Gary L. Hedman


             *                              Director
------------------------------------
Pamela L. Price


             *                              Director
------------------------------------
Jonas A. Proffitt, M.D.



                                       3



             *                              Director
------------------------------------
Jack E. Rasmussen


             *                              Director
------------------------------------
Douglas J. Redman


             *                              Director
------------------------------------
Benedict P. Wassinger, Jr.


* By: Richard L. Harbaugh                                                                July 15, 2008
      --------------------------------------------
      Richard L. Harbaugh
      Pursuant to power of attorney




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